Exhibit 99.1
EARNINGS RELEASE

For Immediate Release
Contact: Raymond M. Soto (203) 853-0700

BOLT TECHNOLOGY ANNOUNCES FIRST QUARTER RESULTS

NORWALK, CT, October 27, 2010 – Bolt Technology Corporation (NASDAQ Global Select Market: BOLT) today announced financial results for the first quarter of fiscal 2011, the three months ended September 30, 2010.

For the quarter ended September 30, 2010, sales increased to $8,534,000 compared to $7,033,000 in last year’s first quarter.  Net income for the quarter increased to $1,433,000 ($0.17 per share) compared to $1,178,000 ($0.14 per share) last year.

Raymond M. Soto, Bolt’s chairman, president and CEO, commented, “We are pleased to report that our operating results for the first quarter of fiscal year 2011, the three months ended September 30, 2010, reflect substantial improvement from the first quarter of fiscal year 2010.  Our sales increased 21% from $7,033,000 to $8,534,000 and our income before income taxes increased 27% from $1,702,000 to $2,158,000.  Based on current activity, including discussions with customers, requests for quotations and incoming orders, we are hopeful that the improved results in our first quarter will continue into the full year of fiscal 2011.”

Bolt Technology Corporation is a leading worldwide developer and manufacturer of marine seismic acquisition equipment used for offshore exploration for oil and gas. The Company operates in three segments: “Seismic Energy Sources,” “Underwater Cables and Connectors” and “Seismic Energy Source Controllers.”

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These include statements about anticipated financial performance, future revenues and earnings, business prospects, new products, anticipated energy industry activity, anticipated market performance, planned production and shipping of products, expected cash needs and similar matters.  Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation (i) the risk of technological change relating to the Company’s products and the risk of the Company’s inability to develop new competitive products in a timely manner, (ii) the risk of changes in demand for the Company’s products due to fluctuations in energy industry activity, (iii) the Company’s reliance on certain significant customers, (iv) risks associated with a significant amount of foreign sales, (v) the risk of fluctuations in future operating results, (vi) risks associated with global economic conditions and (vii) other risks detailed in the Company’s filings with the Securities and Exchange Commission.  The Company believes that forward-looking statements made by it are based on reasonable expectations.  However, no assurances can be given that actual results will not differ materially from those contained in such forward-looking statements. The words “estimate,” “project,” “anticipate,” “expect,” “predict,” “believe,”  “may,” “could,” “should” and similar expressions are intended to identify forward-looking statements.

BOLT TECHNOLOGY CORPORATION

Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended September 30,
	2010	2009

Sales	$8,534,000	$7,033,000
Costs and expenses	6,376,000	5,331,000
Income before income taxes	2,158,000	1,702,000
Provision for income taxes	725,000	524,000
Net income	$1,433,000	$1,178,000

Earnings per share (diluted)	$0.17	$0.14

Average shares outstanding (diluted)	8,514,000	8,622,000

BOLT TECHNOLOGY CORPORATION

Condensed Consolidated Balance Sheets (Unaudited)

	September 30,			September 30,
	2010	2009		2010	2009

Assets			Liabilities and Stockholders’ Equity

Current Assets			Current Liabilities
Cash and cash equivalents	$39,097,000	$32,752,000	Accounts payable	$730,000	$609,000
Short term investments	-	1,000,000	Accrued expenses	1,433,000	2,248,000
Accounts receivable	6,920,000	6,485,000	Income taxes payable	711,000	591,000
Inventories	12,604,000	13,790,000		2,874,000	3,448,000
Other	728,000	761,000
	59,349,000	54,788,000
Property and equipment	4,061,000	4,103,000
Goodwill	10,957,000	10,957,000	Stockholders’ equity	72,681,000	67,769,000
Other intangible assets	962,000	1,172,000
Other	226,000	197,000

	$75,555,000	$71,217,000		$75,555,000	$71,217,000

 # # # # #